Exhibit 77Q1(e)

GATEWAY FUND

Advisory Agreement


	AGREEMENT made the 16th day of
February, 2008, by and between THE
GATEWAY TRUST, a Massachusetts
business trust (the "Fund"), with respect to its Gateway Fund series (the "Series"), and
Gateway Investment Advisers, LLC, a
Delaware limited liability company (the
"Manager").

WITNESSETH:

	WHEREAS, the Fund and the
Manager wish to enter into an agreement
setting forth the terms upon which the
Manager (or certain other parties acting pursuant to delegation from the Manager) will perform certain services for the Series;

	NOW, THEREFORE, in
consideration of the premises and covenants hereinafter contained, the parties agree as follows:

1.	(a)	The Fund hereby
employs the Manager to furnish the
Fund with Portfolio Management
Services (as defined in Section 2
hereof) and Administrative Services
(as defined in Section 3 hereof),
subject to the authority of the
Manager to delegate any or all of its
responsibilities hereunder to other
parties as provided in Sections 1(b)
and (c) hereof.  The Manager hereby
accepts such employment and agrees,
at its own expense, to furnish such
services (either directly or pursuant
to delegation to other parties as
permitted by Sections 1(b) and (c)
hereof) and to assume the obligations
herein set forth, for the compensation
herein provided; provided, however,
that the Manager shall have no
obligation to pay the fees of any Sub-
Adviser (as defined in Section 1(b)
hereof), to the extent that the Fund
has agreed, under any contract to
which the Fund and the Sub-Adviser
are parties (a "Sub-Advisory
Agreement") to pay such fees.  The
Manager shall, unless otherwise
expressly provided or authorized,
have no authority to act for or
represent the Fund in any way or
otherwise be deemed an agent of the
Fund.

	(b)	The Manager may
delegate any or all of its
responsibilities hereunder with
respect to the provision of Portfolio
Management Services (and
assumption of related expenses) to
one or more other parties (each such
party, a "Sub-Adviser"), pursuant in
each case to a written agreement with
such Sub-Adviser that meets the
requirements of Section 15 of the
Investment Company Act of 1940
and the rules thereunder (the "1940
Act") applicable to contracts for
service as investment adviser of a
registered investment company
(including without limitation the
requirements for approval by the
trustees of the Fund and the
shareholders of the Series), subject,
however, to such exemptions as may
be granted by the Securities and
Exchange Commission.  Any Sub-
Adviser may (but need not) be
affiliated with the Manager.  If
different Sub-Advisers are engaged
to provide Portfolio Management
Services with respect to different
segments of the portfolio of the
Series, the Manager shall determine,
in the manner described in the
prospectus of the Series from time to
time in effect, what portion of the
assets belonging to the Series shall
be managed by each Sub-Adviser.

	(c)	The Manager may
delegate any or all of its
responsibilities hereunder with
respect to the provision of
Administrative Services to one or
more other parties (each such party,
an "Administrator") selected by the
Manager.  Any Administrator may
(but need not) be affiliated with the
Manager.

	2.	As used in this Agreement,
"Portfolio Management Services" means
management of the investment and
reinvestment of the assets belonging to the Series, consisting specifically of the following:

	(a)	obtaining and
evaluating such economic, statistical
and financial data and information
and undertaking such additional
investment research as shall be
necessary or advisable for the
management of the investment and
reinvestment of the assets belonging
to the Series in accordance with the
Series' investment objectives and
policies;

	(b)	taking such steps as
are necessary to implement the
investment policies of the Series by
purchasing and selling of securities,
including the placing of orders for
such purchase and sale; and

	(c)	regularly reporting to
the Board of Trustees of the Fund
with respect to the implementation of
the investment policies of the Series.

	3.	As used in this Agreement,
"Administrative Services" means the
provision to the Fund, by or at the expense of the Manager, of the following:

	(a)	office space in such
place or places as may be agreed
upon from time to time by the Fund
and the Manager, and all necessary
office supplies, facilities and
equipment;

	(b)	necessary executive
and other personnel for managing the
affairs of the Series (exclusive of
those related to and to be performed
under contract for custodial, transfer,
dividend and plan agency services by
the entity or entities selected to
perform such services and exclusive
of any managerial functions
described in Section 4);

	(c)	compensation, if any,
of trustees of the Fund who are
directors, officers or employees of
the Manager, any Sub-Adviser or any
Administrator or of any affiliated
person (other than a registered
investment company) of the
Manager, any Sub-Adviser or any
Administrator; and

	(d)	if the Manager has
delegated to one or more Sub-
Advisers any or all of its
responsibilities hereunder with
respect to the provision of Portfolio
Management Services, the Manager
shall continue to be responsible for
the supervision and oversight of the
Portfolio Management Services
provided by each Sub-Adviser, and
oversight of all matters relating to
compliance by the Fund with
applicable laws and with the Series'
investment policies, restrictions and
guidelines.

	4.	Nothing in section 3 hereof
shall require the Manager to bear, or to reimburse the Fund for:

	(a)	any of the costs of
printing and mailing the items
referred to in sub-section (n) of this
section 4;

	(b)	any of the costs of
preparing, printing and distributing
sales literature;

	(c)	compensation of
trustees of the Fund who are not
directors, officers or employees of
the Manager, any Sub-Adviser or any
Administrator or of any affiliated
person (other than a registered
investment company) of the
Manager, any Sub-Adviser or any
Administrator;

	(d)	registration, filing and
other fees in connection with
requirements of regulatory
authorities;

	(e)	the charges and
expenses of any entity appointed by
the Fund for custodial, paying agent,
shareholder servicing and plan agent
services;

	(f)	charges and expenses
of independent accountants retained
by the Fund;

	(g)	charges and expenses
of any transfer agents and registrars
appointed by the Fund;

	(h)	brokers' commissions
and issue and transfer taxes
chargeable to the Fund in connection
with securities transactions to which
the Fund is a party;

	(i)	taxes and fees payable
by the Fund to federal, state or other
governmental agencies;

	(j)	any cost of certificates
representing shares of the Fund;

	(k)	legal fees and
expenses in connection with the
affairs of the Fund, including
registering and qualifying its shares
with Federal and State regulatory
authorities;

	(l)	expenses of meetings
of shareholders and trustees of the
Fund;

	(m)	interest, including
interest on borrowings by the Fund;

	(n)	the costs of services,
including services of counsel,
required in connection with the
preparation of the Fund's registration
statements and prospectuses,
including amendments and revisions
thereto, annual, semiannual and other
periodic reports of the Fund, and
notices and proxy solicitation
material furnished to shareholders of
the Fund or regulatory authorities;
and

	(o)	the Fund's expenses
of bookkeeping, accounting, auditing
and financial reporting, including
related clerical expenses.

	5.	All activities undertaken by
the Manager or any Sub-Adviser or
Administrator pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees of the Fund, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

	6.	The services to be provided
by the Manager and any Sub-Adviser or
Administrator hereunder are not to be
deemed exclusive and the Manager and any Sub-Adviser or Administrator shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

	7.	As full compensation for all
services rendered, facilities furnished and expenses borne by the Manager hereunder, the Fund shall pay the Manager compensation in an amount equal to (x) the annual rate of 0.65% of the first $5 billion and 0.60% of amounts in excess of $5 billion (or such lesser amount as the Manager may from time to time agree to receive) minus (y) any fees payable by the Fund, with respect to the period in question, to any one or more Sub-Advisers pursuant to any Sub-Advisory Agreements in effect with respect to such period. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Fund may from time to time determine and specify in writing to the Manager. The
Manager hereby acknowledges that the
Fund's obligation to pay such compensation is binding only on the assets and property belonging to the Series.

	8.	It is understood that any of
the shareholders, trustees, officers,
employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Manager, any affiliated person of the Manager, any organization in which the Manager may have an interest or any organization which may have an interest in the Manager; that the Manager, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Fund, the partnership agreement of the Manager or specific provisions of applicable law.

	9.	This Agreement shall become
effective as of the date of its execution, and

	(a)	unless otherwise
terminated, this Agreement shall
continue in effect for two years from
the date of execution, and from year
to year thereafter so long as such
continuance is specifically approved
at least annually (i) by the Board of
Trustees of the Fund or by vote of a
majority of the outstanding voting
securities of the Series, and (ii) by
vote of a majority of the trustees of
the Fund who are not interested
persons of the Fund or the Manager,
cast in person at a meeting called for
the purpose of voting on, such
approval;

	(b)	this Agreement may
at any time be terminated on sixty
days' written notice to the Manager
either by vote of the Board of
Trustees of the Fund or by vote of a
majority of the outstanding voting
securities of the Series;

	(c)	this Agreement shall
automatically terminate in the event
of its assignment;

	(d)	this Agreement may
be terminated by the Manager on
ninety days' written notice to the
Fund;

	Termination of this Agreement
pursuant to this Section 10 shall be without the payment of any penalty.

	10.	This Agreement may be
amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the trustees of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval, and, to the extent required by law, by vote of a majority of the outstanding voting securities of the Series.

	11.	For the purpose of this
Agreement, the terms "vote of a majority of the outstanding voting securities,"
"interested person," "affiliated person" and
"assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange
Commission under the 1940 Act.
References in this Agreement to any assets, property or liabilities "belonging to" the Series shall have the meaning defined in the Fund's Agreement and Declaration of Trust as amended from time to time.

	12.	In the absence of willful
misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

	13.	In accordance with
Regulation S-P, if non-public personal
information regarding either party's
customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

	IN WITNESS WHEREOF, the
parties hereto have executed this Agreement on the day and year first above written.


THE GATEWAY TRUST
on behalf of its Gateway Fund series



By: /s/ Coleen Downs Dinneen
Name: Coleen Downs Dinneen
Title: Secretary, Clerk and Chief Legal
Officer


GATEWAY INVESTMENT ADVISERS,
LLC



By: /s/ J. Patrick Rogers
Name: J. Patrick Rogers
Title: President


NOTICE

	A copy of the Agreement and
Declaration of Trust establishing The
Gateway Trust (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's Gateway Fund series (the
"Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

7
3